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                                                                   EXHIBIT 10.20

                     FULL RELEASE AND SETTLEMENT AGREEMENT

     1. This Agreement is entered into by and between the following parties:
STYLES ON VIDEO, INC., ("STYLES"), DYCAM, INC. ("DYCAM"), STYLES SERVICING, INC. ("SSI") and FOREVER YOURS, INC. ("FYI) (collectively referred to as the "STYLES ENTITIES"); INTERNATIONAL DIGITAL INVESTORS, L.P. ("IDI"); KELLOGG & ANDELSON, THOMAS D. LEAPER ("LEAPER"), JAMES F. WALTERS, WILLIAM T. WALL, and FRED S. FLAX (collectively referred to as the "ACCOUNTANTS"); and CPA MUTUAL INSURANCE COMPANY OF AMERICA RISK RETENTION GROUP ("CPA MUTUAL").

                          RECITALS AND DEFINITIONS
     2. STYLES has sued the ACCOUNTANTS in an action now pending in the Superior Court of the State of California for the County of Los Angeles, case number BC 142968 (the "LAWSUIT"). STYLES has claimed, inter alia, that: the ACCOUNTANTS negligently audited the financial statements of STYLES as of, and for the year ended, December 31, 1993 (the "1993 FINANCIAL STATEMENTS"); the ACCOUNTANTS subsequently learned of deficiencies in said audit and errors in the 1993 FINANCIAL STATEMENTS, yet failed to report them to appropriate people at STYLES, or to take any action to correct such errors; that the ACCOUNTANTS negligently provided services and advice regarding STYLES' quarterly financial statements in 1993 and 1994, and related Form 10-Qs filed with the Securities and Exchange Commission; and that the ACCOUNTANTS wrongfully resigned from their capacity as STYLES' auditors. STYLES has claimed damages in excess of 50 million dollars. The ACCOUNTANTS have denied these allegations, and have denied causing STYLES damages. CPA MUTUAL provides professional liability coverage for the ACCOUNTANTS subject to policy terms and conditions.
     3. As used in this Agreement, the "SHAREHOLDER LITIGATION" shall mean the following cases: a) Donald & Co. Securities, Inc., et al. v. Styles On Video, Inc. et al.; b) Lynn Robbins, et al. v. Styles On Video, Inc. et al.; c) Dennis Ratner, et al. v. Styles On Video, Inc. et al.; d) Jack Kassindorf, et al. v. Styles On Video, Inc. et al.; e) Neil Cohen, et al. v. Guy De Vreese, et al.; and f) any action which is a consolidation of one or more of the preceding cases.
     4. As used in this Agreement, the "LEAPER ACTION" shall mean the case entitled Leaper v. Styles on Video, Inc. et al., case number BC121801 in the California Superior Court for the County of Los Angeles, Central District.
     5. As used herein, the "STIPULATION OF SETTLEMENT" shall mean the Stipulation of Settlement filed on or about February 29, 1996 in case number CV-94-8342-R (Ex), in the United States

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District Court for the Central District of California, Western District, and
attached hereto as Exhibit A.
     6. As used in this Agreement, the "SUBJECT CLAIMS" shall mean all claims which in any way relate to any of the following: the LAWSUIT; the 1993 FINANCIAL STATEMENTS; any quarterly financial statements for the STYLES ENTITIES or any corporation or entity affiliated with, owned by, or related to the STYLES ENTITIES; or any other services or advice provided by any of the ACCOUNTANTS (including, but not limited to, services by THOMAS D. LEAPER as an officer and employee of STYLES), at any time, to the STYLES ENTITIES, or any other corporation or entity affiliated with, owned by, or related to the STYLES ENTITIES.
     7. The parties desire to finally settle and resolve all disputes between them related to the SUBJECT CLAIMS and all other possible disputes between the parties.
        NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:
                                   WARRANTIES
     8. Attached hereto are the following exhibits: the STIPULATION OF SETTLEMENT (Exhibit A); waivers and consents from Agricultural Excess and Surplus Insurance Company ("AESIC"), Certain Underwriters at Lloyds and London Companies ("LLOYDS"), and The Home Insurance Company ("HOME") (Exhibits B through D respectively); a release (including a release of the "Notice of Attorney Lien", dated May 2, 1996, and all other lien rights) from Troop Meisinger Steuber Pasich, LLP (which shall contain a representation that they are the successor in interest to Hill, Wynne, Troop & Meisinger) (Exhibit E); a release from Multinational Trading Corp. (Exhibit F); and releases from Jeffrey Safchik, Barry Porter, John Edling, Marshall Geller, Dana Arnold, and Ann Graham Ehringer (Exhibits G through L, respectively). The documents described above in this paragraph, shall hereinafter be collectively referred to as the "THIRD PARTY RELEASES". No later than June 1, 1996, the STYLES ENTITIES shall provide fully-executed Exhibits C through L.
     9. The STYLES ENTITIES acknowledge that the ACCOUNTANTS have entered into this Agreement in reliance upon the THIRD PARTY RELEASES, and that the ACCOUNTANTS would not have entered into this Agreement without them. The STYLES ENTITIES hereby represent and warrant the following: that the signatures on all of the THIRD PARTY RELEASES are authentic and not forgeries; that, with respect to the THIRD PARTY RELEASES by corporations or partnerships, the signatories were duly authorized and empowered to enter into those releases on behalf of those entities; that AESIC, LLOYDS and HOME are all of the insurers who made any payments, or are obligated to make any payments, for the

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SHAREHOLDER LITIGATION; that Jeffrey Safshik, Barry Porter, John Edling,
Marshall Geller, Dana Arnold, and Ann Graham Ehringer are all of the current directors of STYLES; that, except for the SHAREHOLDER LITIGATION, none of the STYLES ENTITIES has been sued in any class action or shareholder derivative suit at any time; that the STYLES ENTITIES are unaware of any claims which may result in the filing of any class action or shareholder derivative suit against any of the STYLES ENTITIES or the ACCOUNTANTS, other than the SHAREHOLDER LITIGATION; and that the STYLES ENTITIES have not been sued in any type of action seeking damages related to false or misleading information in any of its annual or quarterly financial statements, or any of its SEC filings, other than the SHAREHOLDER LITIGATION.
     10. If any of the foregoing warranties or representations by the STYLES ENTITIES is untrue, the ACCOUNTANTS shall have the right, at their sole option, to declare this Agreement and the THIRD PARTY RELEASES null and void by giving written notice to the STYLES ENTITIES and IDI within 60 days after discovery that such warranty or representation is untrue; in that event, the STYLES ENTITIES shall repay the entire amount of the settlement payment to the ACCOUNTANTS, this Agreement and the THIRD PARTY RELEASES shall become null and void (see paragraph 23 for effect on the LAWSUIT), and the parties shall be deemed to enjoy their respective positions as of the date of this Agreement as if this Agreement had never been made.
                             DEFENSE AND INDEMNITY
     11. The STYLES ENTITIES shall indemnify and hold harmless the ACCOUNTANTS from any and all claims brought by or on behalf of any past, present or future shareholders of the STYLES ENTITIES related to any alleged damages resulting from their ownership, purchase, or sale of stock in the STYLES ENTITIES. The STYLES ENTITIES shall defend, indemnify and hold harmless the ACCOUNTANTS from any breach of any and all claims which appear to be released pursuant to the THIRD PARTY RELEASES.
                              CONDITION PRECEDENT
     12. This Agreement is expressly conditioned upon the issuance and entry of a valid and final judicial order ("ORDER OF FINAL APPROVAL") granting final approval of the STIPULATION OF SETTLEMENT. If an ORDER OF FINAL APPROVAL is issued and filed, then STYLES (or IDI on behalf of STYLES) shall give notice to the ACCOUNTANTS, including the following: a certified copy of said order; and a written representation and warranty that no appeal has been filed, or threatened, with respect to said order, and that said Order has been entered by the court and is final, valid and enforceable.
     13.  Within 3 business days after the DATE OF NOTICE from

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STYLES (or IDI on behalf of STYLES), CPA MUTUAL and IDI shall send (via Federal
Express) instructions, pursuant to the ESCROW INSTRUCTIONS (attached as Exhibit
M), authorizing the immediate disbursement of all the ESCROW FUNDS (defined in the ESCROW INSTRUCTIONS) as follows: $250,000 to Troop Meisinger Steuber Pasich, LLP; and the entire balance to IDI. Notwithstanding the foregoing sentence, neither CPA MUTUAL nor the ACCOUNTANTS shall have any obligation to send such instructions unless the ACCOUNTANTS have received fully-executed Exhibits C through L to this Agreement. (See paragraph 8, above.)
     14. Notwithstanding the first sentence of the preceding paragraph, if STYLES (or IDI on behalf of STYLES) does not give notice to the ACCOUNTANTS (pursuant to paragraph 12, above) by November 1, 1996, then CPA MUTUAL shall have the sole option, to be exercised in its discretion at any time after November 1, 1996, to declare this Agreement and the THIRD PARTY RELEASES null and void by providing notice to the STYLES ENTITIES and IDI. Within 3 business days after the DATE OF NOTICE of said elect-on, IDI and CPA MUTUAL shall send (via Federal Express) instructions, pursuant to the ESCROW INSTRUCTIONS, authorizing the immediate disbursement of all the ESCROW FUNDS to CPA MUTUAL. In that event, this Agreement shall become null and void (see paragraph 23 for effect on the LAWSUIT), and the parties shall be deemed to enjoy their respective positions as of the date of this Agreement as if this. Agreement had never been made.
                              SETTLEMENT PAYMENTS
     15. The ACCOUNTANTS (through their insurer, CPA MUTUAL) shall pay ONE MILLION SEVEN HUNDRED THOUSAND DOLLARS AND NO CENTS ($1,700,000.00) to the ESCROW AGENT (defined in ESCROW INSTRUCTIONS attached as Exhibit M) by a check made payable to "Bank of San Francisco, Escrow Agent". Said payment shall be sent via Federal Express no later than five (5) days after this Agreement has been fully executed by all of the parties and an original of the fully-executed agreement has been sent to Farley J. Neuman at Jenkins, Goodman & Neuman, Two Embarcadero Center, Suite 1780, San Francisco, CA 94111 by personal delivery. Said settlement payment shall be subject to the instructions, terms and conditions set forth in the ESCROW INSTRUCTIONS (Exhibit M). The ACCOUNTANTS represent and warrant that no part of such payment is made by or on behalf of CAMICO Mutual Insurance Company. CPA MUTUAL waives any subrogation or other rights it may have to recover costs of the defense or settlement of the LAWSUIT from the STYLES ENTITIES.
                                    RELEASE
     16. The parties hereby release and forever discharge each other, including their agents, partners, employees, shareholders,

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officers, directors, attorneys, insurers and affiliated entities of and from all claims, demands, actions, and causes of action arising out of or in any way connected with any matter or thing whatsoever, including without limitation the SUBJECT CLAIMS, any stock options, or any other accounting services, tax services, advice or other services provided by any of the ACCOUNTANTS to the STYLES ENTITIES at any time. Notwithstanding anything to the contrary in this Agreement, neither the ACCOUNTANTS nor the STYLES ENTITIES release Guy de Vreese in any manner, and each reserves the right to assert any and all claims or causes of action which any of them has against him.
     17. This is a full and final release of any and all claims arising out of said matters and the parties hereto agree as further consideration and inducement for this compromise and settlement that said release shall apply to all unknown and unanticipated damages or injuries. The parties hereby waive and relinquish any rights they may have pursuant to section 1542 of the Civil Code of the State of California which provides as follows:
     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected the settlement with the debtor."
     18. This release is freely and voluntarily entered into, and the STYLES ENTITIES hereby agree to enter a dismissal with prejudice of the LAWSUIT. LEAPER agrees to enter a dismissal with prejudice of the LEAPER ACTION. Each party shall bear its own costs and attorneys fees.
     19. It is understood and agreed that this is a compromise settlement of a disputed claim and that the consideration for this release shall not be deemed or construed as an admission of any liability by any of the parties to any other party.
     20. The parties represent to each other that no claim released pursuant to paragraph 16 hereof has been assigned or hypothecated to any person or entity, and each agrees to indemnify, defend and hold harmless the other(s) from any loss, cost or damage resulting from the breach of the representation in this paragraph.
                           REPRESENTATION BY COUNSEL
     21. The parties hereby acknowledge and warrant that they have consulted their own lawyers regarding the terms of this agreement and that they each execute this-agreement following full consultation with their counsel.
                                CONFIDENTIALITY

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     22. The parties hereto further agree that they will not hereinafter disclose, release, publicize or cause to be publicized, in any manner whatsoever, the terms, covenants, conditions or provisions of this Agreement, or the payments made hereunder, to any person or entity other than the parties to this Agreement, their insurers, their attorneys, IDI and/or as may be required for the following: preparation of tax returns; financial statements prepared in accordance with generally accepted accounting principles; or to comply with any statute, rule, regulation, order, subpoena or other process of any court, governmental or administrative entity or any securities exchange, including, without limitation, any disclosure or reporting requirements under applicable securities law.
                                 MISCELLANEOUS
     23. Void. If this Agreement does become null and void pursuant to paragraphs 10 or 14 hereof, or for any other reason, it is the intent of the parties that they be deemed to enjoy their respective positions as of the date hereof, and the period equal to the interval between the date of the Agreement until a date 30 days after the DATE OF NOTICE to the STYLES ENTITIES and IDI that the Agreement is null and void (the TOLLING PERIOD"), shall be treated as follows: the TOLLING PERIOD (and any even-s occurring during the TOLLING PERIOD) shall not be considered or included in determining the application of any statute of limitations, the doctrine of laches, or estoppel, or any doctrines of similar purpose or effect, to any claims released by this Agreement or the THIRD PARTY RELEASES.

     24. Notices. Notices pursuant to this Agreement shall be in writing and delivered, or mailed (first class, postage prepaid) as follows:
     If to the STYLES ENTITIES:

          Eric N. Landau
          Christensen, Miller, Fink, Jacobs,
            Glaser, Weil & Shapiro
          2121 Avenue of the Stars
          18th Floor Los Angeles, CA 90067;

          with a copy (which may be mailed even if the original is delivered) to:

          Styles on Video, Inc.
          Attn:  Chief Executive Officer/General Counsel
          667 Rancho Conejo Boulevard
          Newbury Park, CA 91320;

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If to IDI:

     O'Melveny & Myers
     400 South Hope Street
     Los Angeles, CA 90071-2899
     Attn:  Ted McAniff

If to the ACCOUNTANTS:

     Farley J. Neuman
     Two Embarcadero Center
     Suite 1780
     San Francisco, CA 94111;

     with a copy (which may be mailed even if the original is delivered) to:

          James Hill
          Claims Professionals Associated, Inc.
          850 E. Higgins Road, Suite 128
          Schaumburg, IL 60173

Any party may designate a new address by providing proper notice to the other party. The "DATE OF NOTICE" shall mean: the date when personally delivered or five (5) days after mailing. Notice shall be deemed given or made as of the DATE OF NOTICE.
     25. Joint and several obligations. All duties and obligations of the STYLES ENTITIES shall be joint and several obligations of STYLES, FYI, SSI, and DYCAM.
     26. No tax representation. The ACCOUNTANTS have made no representation or warranty regarding the appropriate tax treatment by the STYLES ENTITIES for the settlement payment provided by this Agreement, or any other tax issue arising out of this Agreement.
     27. Invalidity. If any provision of this contract is held to be invalid or is invalid for any reason, the remainder shall not be invalid and shall remain in full force and in effect.
     28. Binding Effect. This Agreement shall be binding upon the parties and their respective legal representatives, heirs, successors, and assigns.
     29. Paragraph Headings. The paragraph and section headings in this Agreement are for purposes of convenience and ease of reference only and shall not be construed to limit or otherwise affect the meaning of any part of this agreement.
     30. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the subject

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matter hereof. All prior agreements, correspondence, discussions and understandings of the parties are merged herein and made a part hereof, with the intention of the parties hereto that this agreement shall serve as the complete and exclusive statement of the terms of their agreement. No amendment, waiver or modification hereto or hereunder shall be valid unless in writing, signed by an authorized signatory of the party or parties or to be affected thereby and IDI, which is an intended third party beneficiary of this Agreement.
      31. Governing Law and Jurisdiction. This Agreement shall be governed and construed according to the laws of the State of California. All of the undersigned people and entities consent to the jurisdiction of courts of the State of California for any lawsuit related to, or arising out of, this Agreement, including, but not limited to the ESCROW INSTRUCTIONS.
     32. Attorneys Fees. If either party brings an action, at law, or in equity, against the other party arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party the costs of suit incurred and reasonable attorney fees.
      33. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be read together and construed as one and the same agreement.
     34. Cooperation. Each party to this Agreement agrees to perform any further acts and execute and deliver any additional documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.
      IN WITNESS WHEREOF, the undersigned have hereby executed this Release and Settlement Agreement.



DATED:                   STYLES ON VIDEO, INC.

BY:
Print Name
Title:  Chief Executive         Officer




DATED:                   STYLES ON VIDEO, INC.


BY:

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Print Name
Title:  Corporate Secretary



DATED:                    DYCAM, INC.


BY:
Print Name
Title:  President



DATED:                    DYCAM, INC.


BY:
Print Name
Title:  Corporate Secretary



DATED:                    STYLES SERVICING, INC.


BY:
Print Name
Title:  President



DATED:                    STYLES SERVICING, INC.


BY:
Print Name
Title:  Corporate Secretary



DATED:                    FOREVER YOURS, INC.


BY:
Print Name

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Title:  President


DATED:                   FOREVER YOURS, INC.



BY:
Print Name
Title:  Corporate Secretary




DATED:                   INTERNATIONAL DIGITAL INVESTORS, L.P.


BY:  IDI CORP., its general partner



BY:
JEFFREY SAFCHIK, president of
IDI Corp.





DATED:                   KELLOGG & ANDELSON



BY:
Print Name
Title:  President




DATED:                   KELLOGG & ANDELSON


BY:
Print Name
Title:  Corporate Secretary

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DATED:




THOMAS D. LEAPER




DATED:




JAMES F. WALTERS




DATED:




WILLIAM T. WALL




DATED:




FREDERICK FLAX




DATED:                   CPA MUTUAL INSURANCE COMPANY
                         OF AMERICA RISK RETENTION
                         GROUP



BY:
  DOUGLAS H. THOMPSON, JR.
Title:  President

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